Registration No. 333-174334

As filed with the Securities and Exchange Commission on November 14 , 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

Amendment No. 7

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

UMAX GROUP CORP.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5090 (Primary Standard Industrial Classification Number)	EIN 99-0364796 (IRS Employer Identification Number)

Stawisinskiego 4G/78

Torun, 87-100, Poland

Phone: + 48 601 212 388

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

BUSINESS FILINGS INCORPORATED.

 311 S Division Street, Carson City, NV 89703

Tel: 608-827-5300

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

Carrillo, Huettel & Zouvas, LLP

3033 Fifth Ave. Suite 400

San Diego, CA 92103

TEL: 619.546.6100

FAX: 619.546.6060

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

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If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	4,000,000	$0.02	$80,000	$9.29

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

UMAX GROUP CORP.

4,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Umax Group Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Rafal Lewandowski, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of that date, when all the shares have been sold or when our sole director, Mr. Lewandowski decides to terminate the offering.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.02	Not Applicable	$80,000
Total	$0.02	Not Applicable	$80,000

Umax Group Corp. is a development stage company and has limited operations.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Umax Group Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC.  If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

The Company is not a Blank Check company. Its business plan has no indications to engage in a merger or acquisition with an unidentified company or companies, or other entity. We have no plans or intentions to be acquired by an operating company nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management. Members of our management  have not been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or has generated no or minimal revenues to date.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF UMAX GROUP CORP.’S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  NOVEMBER 14 , 2011

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	24
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
PLAN OF DISTRIBUTION	27
DESCRIPTION OF SECURITIES	28
I INDEMNIFICATION	29
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
EXPERTS	30
AVAILABLE INFORMATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
INDEX TO THE FINANCIAL STATEMENTS	31

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “UMAX GROUP CORP.” REFERS TO UMAX GROUP CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

UMAX GROUP CORP.

We are a development stage company and our business is distribution of arcade machines. Umax Group Corp. was incorporated in Nevada on March 21, 2011. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $15,000 of additional funding to pay for ongoing advertising expenses and SEC filing requirements.  We do not currently have any arrangements for additional financing. Our principal executive offices are located at Stawisinskiego 4G/78, Torun, 87-100, Poland.  Our phone number is + 48 601 212 388.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (March 21, 2011) through July 31, 2011, reports no revenues and a net loss of $6,269.  Our independent registered public accounting firm has issued an audit opinion for Umax Group Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into Exclusive Distribution Contact with Private Enterprise “G.E.O.”, which agreed to supply us with arcade machines.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	UMAX GROUP CORP.
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. Our offering will terminate as of the earlier of that date, when all the shares have been sold or when our sole director, Mr Lewandowski decides to terminate the offering.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds	$80,000
Securities Issued and Outstanding:	There are 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our officers, Rafal Lewandowski and Ekaterina Goldfinger
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 21, 2011(Inception) to July 31, 2011.

Financial Summary	July 31, 2011 ($) (UNaudited)
Cash and Deposits	1,425
Total Assets	1,425
Total Liabilities	3,194
Total Stockholder’s Deficit	(1,769

Statement of Operations	Accumulated From March 21, 2011 (Inception) to July 31, 2011 ($) (AUnaudited)
Total Expenses	6,269
Net Loss for the Period	(6,269)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on March 21, 2011 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to distribution of arcade machines, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

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Our current operating funds are less than necessary to complete our intended operations in the distribution of arcade machines. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. As of July 31, 2011, we had cash in the amount of $1,425 and liabilities of $3,194. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $6,269 for the period from our inception on March 21, 2011 to July 31, 2011, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the arcade machines distribution business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Ronald R. Chadwick, P.C. our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Umax Group Corp. is suitable.

We require minimum funding of approximately $40,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Rafal Lewandowski, our officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, Mr. Lewandowski has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $15,000 of additional funding to pay for ongoing advertising expenses and SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for previously purchased services. A slow or uneven pace of economic recovery would negatively affect our ability to start our distribution business and obtain financing.

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BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our product from Poland. Because we import our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the United States, Canada or Brazil. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to buy arcade machines from us.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell our arcade machines at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment.  Our competition includes large, small and midsized companies, and many of them may distribute similar arcade machines in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE COMPANY’S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officers and Director are non-U.S. resident and our headquarter and assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws.  Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

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BECAUSE OUR OFFICERS AND DIRECTOR WILL OWN 52.94% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Lewandowski and Ms. Goldfinger, our officers, will own 52,94 % of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Lewandowski and Ms. Goldfinger may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Rafal Lewandowski, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Lewandowski to our company could negatively impact our business development.

IF RAFAL LEWANDOWSKI, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our president and director, Rafal Lewandowski, for the future success of our business. The loss of the services of Mr. Lewandowski could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Umax Group Corp. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

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OUR PRESIDENT, MR. LEWANDOWSKI DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Lewandowski does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Umax Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $9,000. We have already paid $15 SEC registration fee, $3,250   to our independent registered public accounting firm and $2,000 to Carrillo, Huettel & Zouvas, LLP, which has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Approximately $3,750 of estimated costs remains outstanding. We will have to utilize funds from Rafal Lewandowski, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR OFFICERS AND DIRECTOR HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Rafal Lewandowski and Ekaterina Goldfinger, our officers, have no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $80,000 as anticipated.

Gross proceeds	$20,000	$40,000	$80,000
Legal and professional fees	$10,000	$10,000	$10,000
Establishing an office	$2,000	$3,000	$4,000
Website development	$2,000	$3,000	$5,000
Product development	$4,500	$4,500	$4,500
Marketing and advertising	$1,500	$18,000	$41,000
Hire salesperson	$-	$-	$10,000
Miscellaneous expenses	$-	$1,500	$5,500

The above figures represent only estimated costs.  If necessary, Rafal Lewandowski, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Lewandowski will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Lewandowski. Mr. Lewandowski will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company’s officers for common equity since the Company’s inception on March 21, 2011.  Rafal Lewandowski, the Company’s president and director, paid $.001 per share for the 1,500,000 shares of common stock he purchased from the Company and Ekaterina Goldfinger, the company’s secretary, paid $.001 per share for the 3,000,000 shares of common stock she purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

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As of July 31, 2011, the net tangible book value of our shares of common stock was $(1,769) or approximately $0 per share based upon 4,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,500,000 shares to be outstanding will be $78,231 or approximately $0.0092per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0092 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0092 per share.

 After completion of this offering, if 4,000,000 shares are sold, investors in the offering will own 47.06% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.02 per share. Both the 38.5% ownership and $80,000 cash investment are in the aggregate. Our existing stockholders will own 52.94% of the total number of shares then outstanding, for which they have made contributions of cash totalling $4,000.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $38,231, or approximately $0.0059 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0059 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.0059 per share.

After completion of this offering investors in the offering will own approximately 30.77% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.02 per share. Both the 30.77% ownership and $40,000 cash investment are in the aggregate. Our existing stockholders will own approximately 69.23% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,500.00 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$40,000
Net tangible book value per share after offering	$0.0059
Increase to present stockholders in net tangible book value per share
after offering	$0.0059
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares after offering assuming the sale of 50% of shares	6,500,000
Percentage of ownership after offering	69.23%
Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0092
Increase to present stockholders in net tangible book value per share
after offering	$0.0092
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	8,500,000
Percentage of ownership after offering	52.94%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.02
Dilution per share	$0.0108
Capital contributions	$80,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholders	5.33%
Percentage of capital contributions by new investors	94.67%
Percentage of ownership after offering	47.06%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0141
Capital contributions	$40,000
Percentage of capital contributions by existing shareholders	10.11%
Percentage of capital contributions by new investors	89.89%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	30.77%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $1,425 as of July 31, 2011.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Rafal Lewandowski, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Lewandowski, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Stawisinskiego 4G/78, Torun, 87-100, Poland.  Our phone number is + 48 601 212 388.

We are a development stage company and have generated no revenue to date. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan.  The exact amount of funding will depend on funding required for full implementation of our business plan.. Our expansion may include expanding our office facilities, hiring sales personnel and expanding into other geographical areas such as India and Australia. We do not currently have planned our expansion, and we have not decided yet on the scale of our expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $15,000 of additional funding to run out business while we reassess our situation and decide on the scale of our future expansion if any.

$15,000 is an estimate of the amount needed to continue operations assuming we raise minimum of $40,000 but are unable to generate any revenue at the end of the twelve month period described in our “Plan of Operation” below. $15,000 will be used to pay for our reporting obligations ($10,000 per year), advertising expenses and operating costs.

If we do not receive any proceeds from the offering the minimum amount of $40,000 we require to operate for the next 12 months may be loaned to us by Mr. Lewandowski, who has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably distribute arcade machines. Our plan of operations following the completion is as follows:

Establish our Office

Month 1-2

Our president and director, Rafal Lewandowski will take care of our initial administrative duties. Office will be established with basic office equipment, which should not exceed $4,000 in expenses. The office will be used for initial communication with operators and distributors and hold all related samples and paperwork.

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Develop Our Website

Month 2-5

During this period, we intend to begin developing our website. Our president and director, Rafal Lewandowski will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $3,000-$5,000. Updating and improving our website will continue throughout the lifetime of our operations.

Development and manufacturing of the product

Month 3-6

During this period, “G.E.O.”, our supplier will develop and manufacture arcade machines which we are going to distribute. According to our agreement with “G.E.O.”, we must pay for development of the products: software/hardware, design of the mechanical components and design of the product, and must pay for manufacturing of the samples: one of each product

Our cost of development of the products:

Boxer - $1,500

Space Launch - $1,700

Space Hockey - $1,300

Total: $4,500

Establish relationship with Distributors and Operators

Month 6-12

We have already identified major distributors of coin operated amusement games and rides in USA, Canada and Brazil, and intend to market directly to these distributors upon completion of Public Offering. Initial list of distributors we obtained using internet (ex: http://www.jvl.ca/jvlcorp/sales.aspx). Future distributors we are planning to obtain via expo shows such as IAAPA- Orlando USA, Fun Expo – Las Vegas USA, Salex – Sao Paulo, Brazil. We are planning to focus our business plan on Canada, USA and Brazil for next 2-3 years to establish relationship with major distribution companies, after that we are planning to move to India and Australia using the same strategy.

 Our main clients are  distributors but in some areas there are no distributors so we will sell directly to arcade games operators or business owners (e.g. bar owners, night club owners etc.) . Most of the revenue will be received from distributors as they are our main target market.

As well we are going to target states that do not have distributors. There are lists of all distributors and their location on the following web pages you can see. That is how we can identify areas that have no distributors:

- http://randyfromm.com/amusements/yellowpages/dist.htm

- http://shelti.com/pdf/Shelti-Coin-Op-Distributors.pdf

- http://www.coinoptoday.com/yp/company.php

In places with no distributors we are planning to market our products using following resources:

- Internet advertising (Google AdSence)

- Magazine advertising (Play Meter, Replay magazine)

- Expo Show (AMOA, IAAPA)

- Yellow pages (call center)

Our product can be placed in bars, sport bars,  parks, night clubs, bowling, entertainment rooms, movie theaters, gyms, sport clubs, homes even on the street.

Anticipated end-users of our games are male/female 14-35.

Marketing

Month 7-12

      We plan to advertise through trade shows, a key component of our overall marketing campaign. Average trade show cost is about $3,500 for a booth and $1,000 to deliver goods. We also plan to print catalogues and flyers and mail them to potential customers. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We intend to spend at least $15,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Hire a Salesperson

Month 8-12

If we sell all shares in this offering, we intend to hire one salesperson with experience and established network in the entertainment industry. The salesperson’s job would be to find new potential customers, and to execute agreements with them to buy our arcade machines. Estimated cost is approximately $5,000.

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Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	Fees
Legal and Professional fees Establishing an office Website development and testing Marketing and advertising Product development Other Expenses	10,000 3,000 3,000 18,000 4,500 1,500
Total	40,000

In summary, during 1st-6th months we should have established our office, developed our website and our arcade machines. After this point we should be ready to start more significant operations and generate revenue. During months 6-12 we will be developing our marketing campaign.

Rafal Lewandowski, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Lewandowski has agreed to commit more time as required. Because Mr. Lewandowski will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

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Results of operations

From Inception on March 21, 2011 to July 31, 2011

During the period we incorporated the company, prepared a business plan and Exclusive Distribution Contract with “G.E.O.”, a private enterprise.  Our loss since inception is $6,269.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 4,500,000 shares of common stock to our officers for net proceeds of $4,500.

 LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2011, the Company had $1,425 cash and our liabilities were $3,194, comprising $3,194 owed to Rafal Lewandowski, our president and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 4,500,000 shares of common stocks to our officers, at a price of $0.001 per share, for aggregate proceeds of $4,500.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Rafal Lewandowski, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Lewandowski has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Our current cash on hand will be used to pay the fees and expenses of this offering.  To proceed with our operations within 12 months, we need a minimum of $40,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

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Management believes that current trends toward lower capital investment in start-up companies, volatility in arcade machines distribution market pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

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FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

General

Umax Group Corp. was incorporated in the State of Nevada as a for-profit company on March 21, 2011 and established a fiscal year end of April 30. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to develop and distribute our product to the arcade and entertainment industry. To date, we have had limited operations. We have developed our business plan, and executed Exclusive Distribution Contract "GEO" a private enterprise, where we engage "GEO” as an independent contractor for the specific purpose of developing, manufacturing and supplying games for us.

Product

Umax Group Corp. has executed an Exclusive Distribution Contract on 25th day of April 2011, with "GEO", manufacturing company having a principal office in Torun, Poland. We met “GEO” at the Expo show in Poland.   As a manufacturer "Geo" was exhibiting at the show, and we liked the quality of the products so we made a proposal to distribute product in Europe, North and South America. GEO liked our business plan and wanted to increase their maker share. Following negotiations and telephone conversations with Geo we have established the exclusive contract with them. At the present, we do not have and do not plan to have additional associations with “GEO” beyond the scope of the exclusive distribution contract.

According to the agreement, "GEO" has agreed to exclusively develop, manufacture and supply us with arcade machines (Boxer , Rocket Launch, Space Hockey). Umax Group Corp. will then distribute these arcade machines to their clients. The machines can be adjusted to different voice and language settings as well as program the clients’ own script. This allows for co-branding when used to advertise where conveniently placed. Our machines can be programmed and sound in different languishes that can allow owners to promote some special while it is being used. We are not going to be involved in co-branding but the owners can use it as an advertising tool if needed.

The arcade machines will have MP3 sound, adjustable to selection of languages, standard programmable coin acceptor for any currency coins or tokens, compatible with most bill acceptors and ticket dispensers. The arcade machines are coin operated: players insert coin/token/bill, press start button and play the game.  Umax Group Corp. may expand its line of products in the future by incorporating additional coin-operated amusement games for all ages. We plan to distribute the product line which consists of:

Rocket Launch:

Strength testing game which allows players to test their pushing/ throwing strength.  Simple deign, easy servicing and diagnostics.

Space Hockey:

Two player  hockey game - each player must score as many as possible goals. Exchangeable electronics with Rocket Launch which makes it cost-effective to manufacture because one set of electronics can be used. This game is designed for all ages.

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Boxer:

Simple punch testing game: insert coin/token/bill, press start button, hit the punch bag, wait for result, and try to beat opponent’s score or high score. Simple deign, easy servicing and diagnostics.

Target Market

This is our belief based on our observations and information that has been given to us by major USA distributors (Betson, Weiner Dist, Moss Dist) that computer and video games have increased in popularity over time, and they have caused significant impact upon popular culture and have spawned many fads. More complex game (computer game) requires more skills and so will not be suitable for all the ages where simple game will. The unfortunate side of computer games is that they are quickly replaced by the-next-best-thing. Quick developments of technology has stock continuously changing with popularity. The simple and easy to use machines are set to provide the customers with the skilful challenge they seek with no bells and whistles. This helps to keep the cost of machines low. The machines do not require computer skills which broaden the perspective target market to anyone seeking the thrill of a simple skill or strength-testing game at an affordable cost.

Our games are designed for players who enjoy interactive games that provide a challenge contest. The strength and skill challenging aspect put a ‘score’ on the skills and ability of players. Although Umax Group Corp. products will be marketed as an undifferentiated whole, they segment by psychographics targeting strivers, achievers and experiences. By “undifferentiated whole” we mean that our products have similar idea and can be used by any customer who is involved in entertainment – arcade business.. Our strategy is to obtain as many distributors and operators ( if there is not distributor around) as possible. When we sell one product to the costumer there is a possibility that the customer will buy more because our products are related by its nature - entertainment games. By “segment by psychographics” we mean that every culture has different favorite sport activities. When we approach deferent country  (e.g. Canada) we will put more ascent on games related closely to the culture(e.g. Canada - Hockey  so we will put more ascent on our  "Space Hockey" game).

The majority of their strength and skill-testing end-users are males/female between 14  – 35 years of age. They most likely are extroverted and are conscious of self-image, proving to be a perfect candidate for strength and skill-testing games.

Industry analysis

Amusement/Coin Operated industry is an established structure of distributors, route operators, family entertainment centers, arcade rooms, carnivals and amusements parks. In North America, there are several associations such as IAAPA (International Association of Amusement Parks and Attractions), AMOA (Amusement and Music Operators Association), IALEI (International Association for the Leisure & Entertainment Industry). Internationally, there are similar associations in most developed countries. Each of these organizations has members, each being a potential customer for Umax Group Corp platform. In addition to the “organized” part of the industry, there are many smaller operators that can be reached via industry magazine advertising and direct contact. However, there is no assurance that we will be successful in finding any potential customers.

Marketing

Trade shows:

In North America, there are several associations in amusement industry, such as IAAPA (International Association of Amusement Parks and Attractions), AMOA (Amusement and Music Operators Association). Trade show marketing will be a key component of our overall marketing campaign. We intend to present at a major amusement industry trade show within 7-12 months since the completion of Public Offering. Average trade show cost about $3500 for a booth and $1000 to deliver goods.

Direct contact with distributors

We have identified some of distributors of coin operated amusement games and rides in the U.S.A., Canada and Brazil, and intend to market directly to these distributors.

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Major Operators

The idea of an arcade game, such as "Boxer", Rocket Launcher" or "Space Hockey" is to be placed in high traffic venues by operators, who buy this kind of games from distributor/manufacturer. Our goals are: first is to sell products to distributors and second is to place our products in suitable locations on a revenue share bases.

We have identified a number of major national operators of amusement equipment that we are planning to work with. Umax Group have entered into preliminary talks with several large operators (AMA Distributors, CH Amusement, North Gate Amusement) with view to evaluate feasibility of joint venture operation of our product as an alternative to doing sales alone. We found their listing on the internet and through referrals given to us by distributors. Working with such operators would provide opportunity of mass placement of the product while receiving revenue over a long period of time, as opposed to one-time sales. We are planning (depends on the state) to have one or two distributor in each state. There are number of states that have no arcade game distributors (e.g. New Mexico, North Dakota, Vermont etc.). In this case we can sell to operators directly or have "Profit share" agreement with them. "Profit Share" agreement is an agreement where we will provide equipment and operator will provide location. Instead of selling products to operators we can place them in locations provided by operators and share revenue with them. When we sell machine we make profit only once, with machine placed at the location it can generate more profit over time. To play a game it cost a user $0.5-1.00. By surveying a number of distributors and operators we estimate pay back on investment of $4000-$6000-(average price per machine), on average is 8-12 month. After 2-3 years of profit sharing we can still sell these used machines with 25-35% discount, which is still higher than our cost.  During this period machines will generate: $10000 -$15000, half of which will be our earnings under the "Profit Share" Agreement. After 2-3 years machine can be sold or moved to a new location or be replaced with different kind. It is necessary to alternate machines from time to time to insure that people are not getting disinterested with the same game. (e.g. "Boxer" exchange with "Space hockey").

Placing machines with distributors /operators will also provide information on how each game performs at a particular location and provide feedback for improvement of the game.

We have identified number or distributors in Canada and USA:

Canada:

Conrad Amusement, Gilchrist Games, Pacific Vend Distributing, Starburst Coin.

USA:

Weiner Distributing, Colorado Game Exchange, Discount Arcade Distributing, Birmingham Vending, K&K Sales, Lieberman Companies, Grater America Distributing.

Umax Group have entered into preliminary talks with several large operators (AMA Distributors, CH Amusement, North Gate Amusement) in order to evaluate feasibility of joint venture operation of our product in large numbers as an alternative to doing sales alone. Via internet, yellow pages and arcade game associations we have found that USA has approximately 40-45 distributors and Canada 10-14 distributors that distribute arcade equipment.

We found all the necessary sources to promote and sell our products :

- Two Expo shows (AMOA - Las Vegas, March 14-16/2012 and  IAAPA - Orlando, FL, October 16-20/2012))

- Two major advertising magazines(Play Magazine, Replay Magazine)

- Some of the distributors (Game Exchange of Colorado, Jade Distributor and Game Trade Distributions) agreed to place our machines in their show rooms.

Industry advertising

We intend to advertise online and using ads in industry-related magazines. Some sites and industry media has already been identified. Media advertising campaign will coincide with Trade Show marketing campaign.

Freight

Product availability is also a key component of sales, especially when it comes to revenue-generating equipment.  We have researched delivery methods, cost and estimated delivery times to all major markets.  Based on the fact that first manufactured units will be produced in Poland, we anticipate 25 days delivery time to USA/Canada and 35 days to any distributor in Brazil.

Delivery

We have identified two delivery methods:

First and the quickest one: 6-8 days delivery by air. We have two companies that we intend to use: Lot Polish Air Lines and KLM. In case when we ship by air we will use standard pallets which can fit only one game and the price to New York airport from Poland is approximately $500-$600 per pallet. This option will be used only in case when customer will require products urgently. Name of the broker company that will arrange all the shipping's for us is "Kuehne Nagel". This is well known company all around the world that gave as best pricing with regards to time, quality and safety of shipment. They do not require permanent agreement; standard agreement will be signed every time we ship.

Second option is by sea and will be used most of the time. It takes 20-25 days to deliver to port of New York. We will be using the same broker, "Kuehne + Nagel".

Prices:

20 Foot container - $3700 - $4200

40 Foot container - $4600- $5000

20 Foot container can fit 20-25 units , depends on a kind.

40 Foot container can fit 40-50 units , depends on a kind.

Contracts

We have executed an Exclusive Distribution Contract on 25th day of April 2011, with "GEO", manufacturing company having a principal office in Torun, Poland. According to the agreement, PP "GEO" has agreed to develop and manufacture and supply us with arcade machines (Boxer , Rocket Launch, Space Hockey). "GEO" will develop, test, manufacture and supply the Products under the terms and conditions contained in the agreement. The material terms of the Contract are the following:

1. The Distributor sells in its own name and for its own account, in the Territory, the Products supplied by the Seller.

2. If Seller is contacted by any person or entity inquiring about the purchase of Products in the Territory (other than Distributor or a party designated by Distributor), Seller shall refer such person or entity to Distributor for handling.

3. Distributor must pay for development of the products: software/hardware, design of the mechanical components and design of the product, and must pay for manufacturing of the samples: one of each product.

4. If Seller now or hereafter manufactures or distributes, or proposes to manufacture or distribute, any product other than the Products, Seller shall immediately notify Distributor of that fact and of all details concerning that product. Distributor may request from Seller distribution rights for that product in the Territory, or any portion thereof, and if so requested, Seller shall grant such distribution rights to Distributor on terms and conditions no less favourable than those provided in this Contract with respect to Products.

5. The Seller grants and the Distributor accept the exclusive right to market and sell the Products in the Territory.  The Seller is obliged to supply the Products and the Distributor is obliged to accept and pay on terms, defined by the present Contract.

6. All Products purchased by Distributor shall be purchased solely for commercial resale, excepting those Products reasonably required by Distributor for advertising and demonstration purposes.

7. Total cost of the Contract amounts USD 1000000 (one million dollars US) and is defined on the grounds of the invoices or accounts, billed by the Seller.

8. The Distributor has 90 days to makes payment in the form of bank transfer on the account of the Seller after shipment is released from customs in USA, Canada or Brazil. The payment for the Goods according to this Contract can be made in the form of prepayment on the basis of the invoices, presented by the Seller, or after receipt of the Goods by the Distributor. Convenient

9. The payment for the Goods can be made in dollars US or Euro. If the Buyer makes the payment in Euro, the Parties conduct re-calculation on dollars US. The rate of the currency exchange is the National Bank of Poland official rate of the currency exchanges upon the date of payment.

10. Bank charges are at the expense of the Buyer or the Seller.

11. The Contract becomes valid since the moment of signing till its complete fulfillment.

The average cost of the machine is $1,500US. 40" container fits on average 45 units costing approximately $68,000.  One million dollars is approximately 14 containers of goods.  We plan to order minimum one container every two month therefore it should take us approximately two years to complete this Contract.

A copy of the Contract is filed as Exhibit 10.1 to this registration statement.

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Revenue

- Our revenue will be 30-40 % mark up: depending on quantity of the order.

- Manufacturer gives us 90 days to pay an invoice and we give to our customers 30- 60 days depending on a quantity of the order to pay their invoices which allows us to make sales without initial investment for arcade machines.

- We will not keep warehousing and shipping within the country because all the products will be going directly to our clients from the manufacturer eliminating our storage costs.

Competition

There are few barriers of entry in the arcade machines distribution business and level of competition is extremely high. There are many domestic and international distributors of arcade machines. We will be in direct competition with them. Many large distributors have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.  We will likely lose business to such companies. Also, many of these companies will be able to afford to offer greater price for similar arcade machines than us which may also cause us to lose business.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our officers, Rafal Lewandowski and Ekaterina Goldfinger. We intend to hire a sales representative if we sell all the shares in this offering.

Offices

Our business office is located at Stawisinskiego 4G/78, Torun, 87-100, Poland.  This is the office provided by our President and Director, Rafal Lewandowski. Our office is a part of a Mr. Lewandowski’s residence. Our phone number is + 48 601 212 388.  We do not pay any rent to Mr. Lewandowski and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the arcade machines distribution business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Rafal Lewandowski Stawisinskiego 4G/78, Torun, 87-100, Poland	47	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)

Ekaterina Goldfinger Stawisinskiego 4G/78, Torun, 87-100, Poland	23	Secretary

Rafal Lewandowski has acted as our President, Treasurer and sole Director since our incorporation on March 31, 2011. Mr. Lewandowski finished the Gdansk University of Technology in 1999. The last five years he has been managing his own software developing company, “Maxtek”. Maxtek develops arcade machines computer software as well as other types of software. Mr. Lewandowski’s qualifications to serve on our Board of Directors are primarily based on his nearly twelve years of experience as a business manager, his business experiences with Maxtek’s software development businesses, his entrepreneurial desire to start Umax Group Corp. as a new business, and his education in computer technologies.

Ekaterina Goldfinger has acted as our Secretary since our incorporation on March 31, 2011. Ms. Goldfinger has graduated from Warsaw University of Technology in 2010 with bachelor degree in Management. From June 2010 she has been working as director’s assistant in “Maxtek”, a private software developing company.

During the past ten years, Mr. Lewandowski and Ms. Goldfinger have not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Lewandowski or Ms. Goldfinger were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Lewandowski’s or Ms. Goldfinger’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

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DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Rafal Lewandowski, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary (collectively, the “Named Executive Officers”) from inception on March 21, 2011until July 31, 2011:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Rafal Lewandowski, President and Treasurer	March 21, 2011 to July 31, 2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Ekaterina Goldfinger Secretary	March 21, 2011 to July 31, 2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Lewandowski currently devotes approximately twenty hours per week to manage the affairs of the Company and Ms. Goldfinger currently devotes approximately eight hours per week to manage the affairs of the Company. They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

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Director Compensation

The following table sets forth director compensation as of July 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Rafal Lewandowski	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Rafal Lewandowski will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On April 1, 2011, we issued a total of 1,500,000 shares of restricted common stock to Rafal Lewandowski, our president and director in consideration of $1,500. On April 7, 2011, we issued a total of 3,000,000 shares of restricted common stock to Ekaterina Goldfinger, our secretary in consideration of $3,000.

Further, Mr. Lewandowski has advanced funds to us. As of July 31, 2011, Mr. Lewandowski advanced us $3,194. Mr. Lewandowski will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Lewandowski. Mr. Lewandowski will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Lewandowski does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Lewandowski or the repayment of the funds to Mr. Lewandowski. The entire transaction was oral. Mr. Lewandowski is providing us office space free of charge and we have a verbal agreement with Mr. Lewandowski that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2011 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Rafal Lewandowski Stawisinskiego 4G/78, Torun, 87-100, Poland	1,500,000 shares of common stock (direct)	33.33%
Common Stock	Ekaterina Goldfinger Stawisinskiego 4G/78, Torun, 87-100, Poland	3,000,000 shares of common stock (direct)	66.67%
All officers and directors (2 persons)		4,500,000 shares of common stock	100%

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(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of July 31, 2011, there were 4,500,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Umax Group Corp. has 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Rafal Lewandowski will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Lewandowski is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Lewandowski will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Lewandowski is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Lewandowski will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Lewandowski will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Umax Group Corp. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Umax Group Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Umax Group Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $9,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Umax Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of July 31, 2011, there were 4,500,000 shares of our common stock issued and outstanding those were held by two registered stockholder of record and no shares of preferred stock issued and outstanding. Our President and Director, Rafal Lewandowski owns 1,500,000 and our Secretary, Ekaterina Goldfinger owns 3,000,000 shares of common stock.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

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CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $80,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Umax Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Carrillo, Huettel & Zouvas, LLP, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Ronald R. Chadwick, P.C.  our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Ronald R. Chadwick, P.C. has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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FINANCIAL STATEMENTS

     Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Ronald R. Chadwick, P.C.

     Our financial statements from inception to April 30, 2011, immediately follow:

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RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Umax Group Corp.

Carson City, Nevada

I have audited the accompanying balance sheet of Umax Group Corp. (a development stage company) as of April 30, 2011, and the related statements of operations, stockholders' equity and cash flows for the period from March 21, 2011 (inception) through April 30, 2011. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Umax Group Corp. as of April 30, 2011, and the results of its operations and its cash flows for the period from March 21, 2011 (inception) through April 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado May 16, 2011	Ronald R. Chadwick, P.C. RONALD R. CHADWICK, P.C.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

ASSETS	APRIL 30, 2011
Current Assets
Cash and cash equivalents	$ 4,675

Total Assets	$ 4,675

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities
Accounts Payable	$ 2,500
Indebtedness to related party	3,194
Total Liabilities	5,694

Stockholder’s Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 4,500,000 shares issued and outstanding	4,500
Deficit accumulated during the development stage	(5,519)
Total Stockholder’s Deficit	(1,019)

Total Liabilities and Stockholder’s Deficit	$ 4,675

See accompanying notes to financial statements.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MARCH 21, 2011 (INCEPTION) TO APRIL 30, 2011

REVENUES	$ 0

OPERATING EXPENSES
General and Administrative Expenses	5,519
TOTAL OPERATING EXPENSES	5,519
NET LOSS FROM OPERATIONS	(5,519)
PROVISION FOR INCOME TAXES	0

NET LOSS	$ (5,519)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,853,659

See accompanying notes to financial statements.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

 FOR THE PERIOD FROM MARCH 21, 2011 (INCEPTION) TO APRIL 30, 2011

	Common Stock		Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Par Value	Stage	Deficit

Inception, March 21, 2011	-	$ -	$ -	$ -
April 1, 2011
Shares sold to director at $0.001 per share	1,500,000	1,500		1,500
April 7, 2011
Shares sold to director at $0.001 per share	3,000,000	3,000	-	3,000
Net loss for the period ended April 30, 2011	-	-	(5,519)	(5,519)

Balance, April 30, 2011	4,500,000	$ 4,500	$ (5,519)	$ (1,019)

See accompanying notes to financial statements.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 21, 2011 (INCEPTION) TO APRIL 30, 2011

OPERATING ACTIVITIES
Net loss for the period	$ (5,519)
Accounts payable	2,500
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,019)

FINANCING ACTIVITIES
Proceeds from sale of common stock	4,500
Indebtedness to related party	3,194
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	7,694

NET INCREASE IN CASH	4,675
Cash, beginning of period	0
Cash, end of period	$ 4,675
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2011

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Umax Group Corp. (the "Company") was incorporated under the laws of the State of Nevada, U.S. on March 21, 2011. We are a development stage company and our business is distribution of arcade machines. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through April 30, 2011 the Company has not generated any revenue and has accumulated losses of $5,519.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $5,519 as of April 30, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3– SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a April 30 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $4,675 cash and $-0- cash equivalents as of April 30, 2011.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2011

NOTE 3– SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder.  The carrying amounts of cash and current liabilities approximate fair value because of the short-term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments.

Income Taxes

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2011.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2011

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 –INDEBTEDNESS TO RELATED PARTY

The director loaned $3,194 to the Company to pay for incorporation and organization fees.  The amount is due on demand, non-interest bearing and unsecured.  The balance due to director was $3,194 as of April 30, 2011.

NOTE 5 – COMMON STOCK

On Aril 1, 2011, the Company issued 1,500,000 shares of common stock for cash proceeds of $1,500 at $0.001 per share to its director. On Aril 7, 2011, the Company issued 3,000,000 shares of common stock for cash proceeds of $3,000 at $0.001 per share to its director. There were 4,500,000 shares of common stock issued and outstanding as of April 30, 2011.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2011

NOTE 6– INCOME TAXES

As of April 30, 2011, the Company had net operating loss carry forwards of $5,519 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at April 30, 2011:

April 30, 2011
Deferred tax assets:
Net operating loss carry forward	$ 5,519
Total deferred tax assets	1,931
Less: valuation allowance	(1,931)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of April 30, 2011 was $1,931.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2011.

Reconciliation between the statutory rate and the effective tax rate is as follows at April 30, 2011:

April 30, 2011
Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%
Effective tax rate	-%

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2011 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	JULY 31, 2011 (Unaudited)	APRIL 30, 2011 (Audited)
ASSETS
Current Assets
Cash and cash equivalents	$ 1, 425	$ 4,675

Total Assets	$ 1, 425	$ 4,675

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 2,500
Indebtedness to related party	3,194	3,194
Total Liabilities	3,194	5,694

Stockholder’s Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 4,500,000 shares issued and outstanding	4,500	4,500
Deficit accumulated during the development stage	(6,269)	(5,519)
Total Stockholder’s Deficit	(1,769)	(1,019)

Total Liabilities and Stockholder’s Deficit	$ 1, 425	$ 4,675

See accompanying notes to financial statements.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Unaudited)

	THREE MONTHS ENDED JULY 31, 2011	FOR THE PERIOD FROM MARCH 21, 2011 (INCEPTION) TO JULY 31, 2011
REVENUES	$ 0	$ 0

OPERATING EXPENSES
General and Administrative Expenses	750	6,269
TOTAL OPERATING EXPENSES	750	6,269
NET LOSS FROM OPERATIONS	(750)	(6,269)
PROVISION FOR INCOME TAXES	0	0

NET LOSS	(750)	$ (6,269)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,500,000

See accompanying notes to financial statements.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Unaudited)

	THREE MONTHS ENDED JULY 31, 2011	FOR THE PERIOD FROM MARCH 21, 2011 (INCEPTION) TO JULY 31, 2011
OPERATING ACTIVITIES
Net loss for the period	$ (750)	$ (6,269)
Accounts payable	(2,500)
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,250)	(6,269)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	4,500
Indebtedness to related party	-	3,194
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	7,694

NET INCREASE IN CASH	(3,250)	1,425
Cash, beginning of period	4,675	0
Cash, end of period	$ 1,425	$ 1,425
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0	$ 0
Income taxes paid	$ 0	$ 0

See accompanying notes to financial statements.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2011

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Umax Group Corp. (the "Company") was incorporated under the laws of the State of Nevada, U.S. on March 21, 2011. We are a development stage company and our business is distribution of arcade machines. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through July 31, 2011 the Company has not generated any revenue and has accumulated losses of $6,269.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $6,269 as of July 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3– SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a April 30 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,425 cash and $-0- cash equivalents as of July 31, 2011.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2011

(Unaudited)

NOTE 3– SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder.  The carrying amounts of cash and current liabilities approximate fair value because of the short-term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments.

Income Taxes

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2011.

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UMAX GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2011

(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 –INDEBTEDNESS TO RELATED PARTY

The director loaned $3,194 to the Company to pay for incorporation and organization fees.  The amount is due on demand, non-interest bearing and unsecured.  The balance due to director was $3,194 as of July 31, 2011.

NOTE 5 – COMMON STOCK

On April 1, 2011, the Company issued 1,500,000 shares of common stock for cash proceeds of $1,500 at $0.001 per share to its director. On Aril 7, 2011, the Company issued 3,000,000 shares of common stock for cash proceeds of $3,000 at $0.001 per share to its director. There were 4,500,000 shares of common stock issued and outstanding as of July 31, 2011.

NOTE 6– INCOME TAXES

As of July 31, 2011, the Company had net operating loss carry forwards of $6,269 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from July 31,  2011 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

UMAX GROUP CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$9.29
Printing Expenses	$90.71
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$3,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,400.00
TOTAL	$9,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Umax Group Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Umax Group Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On April 1, 2011, Umax Group Corp. offered and sold 1,500,000 share of common stock to our president and director, Rafal Lewandowski, for a purchase price of $0.001 per share, for aggregate offering proceeds of $1,500 and on April 7, 2011 3,000,000 share of common stock to secretary, Ekaterina Goldfinger, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,000. Umax Group Corp. made the offer and sales in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1.1	Articles of Incorporation of the Registrant*
3.1.2	Certificate of Amendment to Articles of Incorporation of Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Exclusive Distribution Contract with “G.E.O.”*
23.1	Consent of Ronald R. Chadwick, P.C.
99.1	Subscription Agreement*

* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torun, Poland, on November 14 , 2011.

UMAX GROUP CORP.

By:	/s/	Rafal Lewandowski
	Name:	Rafal Lewandowski
	Title:	President and Treasurer
(Principal Executive, Financial and Accounting Officer)

By:	/s/	Ekaterina Goldfinger
	Name:	Ekaterina Goldfinger
	Title:	Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Rafal Lewandowski
Rafal Lewandowski	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	November 14 , 2011
/s/ Ekaterina Goldfinger
Ekaterina Goldfinger	Secretary	November 14 , 2011

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1.1	Articles of Incorporation of the Registrant*
3.1.2	Certificate of Amendment to Articles of Incorporation of Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Exclusive Distribution Contract with “G.E.O.”*
23.1	Consent of Ronald R. Chadwick, P.C.
99.1	Subscription Agreement*

* Previously filed

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